1.

   For Ministry Use Only          Exhibit 3.1     Ontario Corporation Number
A l'usage exclusif ministere                   Numero de la compagnie en Ontario

[LOGO] Ontario                                              1375400
Ministry of                     Ministere de
Consumer and                    la Consommation
Commercial Relations            et du Commerce
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le

               SEPTEMBER 15 SEPTEMBRE, 1999
               ............................

                      /s/ [ILLEGIBLE]
                   Director / Directeur
Business Corporations Act / Loi sur les societes par actions

Form 1
Business
Corporations
Act

Formule
Numero I
[ILLEGIBLE] sur les
[ILLEGIBLE] pagnies

                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1. The name of the corporation is:      Denomination sociale de la compagnie:

                1375400                 O N T A R I O   L I M I T E D



2. The address of the registered office is:     Adresse du siege social.

1 Toronto Street, Suite 910
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                    (Rue et numero, ou numero de la R.R. et,
             s'il s'agit d'un edifice a bureaux, numero du bureau)

Toronto, Ontario                                               M 5 C 2 V 6
    (Name of Municipality or Post Office)              (Postal Code/Code postal)
(Nom de la municipalite ou du bureau de poste)

3.   Number (or minimum and maximum     Nombre (ou nombres minimal et maximal)
     number) of directors is:           d'administrateurs:
     Minimum: 1, Maximum: 10

4.   The first director(s) is/are:      Premier(s) administrateur(s):

     First name, initials and surname
     Prenom, initiales et nom de famille

Wesley Brown


Address for service, giving Street & No. or R.R. No.,
Municipality and Postal Code
Domicile elu, y compris la rue et le numero, le numero de la
R. R., ou le nom de la municipalite et le code postal


  23 Bernick Cres., Stouffville, Ontario, Canada L4A 6C6

Resident
Canadian
State
Yes or No
Resident
canadien
Oui/Non

Yes

                                                                              2.

5.   Restrictions, if any, on business    Limites, s'il y a lieu, imposees aux
     the corporation may carry on or on   activites commerciales ou aux pouvoirs
     powers the corporation may           de la compagnie.
     exercise.

                                      NONE

6.   The classes and any maximum number   Categories et nombre maximal, s'il y a
     of shares that the corporation is    lieu, d'actions que la compagnie est
     authorized to issue:                 autorisee a emettre:

          The Corporation is authorized to issue an unlimited number of Common Shares.

                                                                              3.

7.   Rights, privileges, restrictions     Droits, privileges, restrictions et
     and conditions (if any) attaching    conditions, s'il y a lieu, rattaches a
     to each class of shares and          chaque categorie d'actions et pouvoirs
     directors authority with respect to  des administrateurs relatifs a chaque
     any class of shares which may be     categorie d'actions qui peut etre
     issued in series:                    emise en serie:

                                      NONE

                                                                              4.

8.   The issue, transfer or ownership of  L'emission, le transfert ou la shares is/is not restricted and the  propriete d'actions est/n'est pas
     restrictions (if any) are as         restreinte. Les restrictions, s'il y a
     follows:                             lieu, sont les suivantes:

          No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

                                                                              5.

9.   Other provisions, (if any, are):     Autres dispositions, s'il y a lieu:

          (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued, after termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder,

          (b) Any invitation to the public to subscribe for securities of the Corporation is prohibited:

          (c)  Subject  to the  provisions  of  the  Business  Corporations  Act
               (Ontario), as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

               (i)   borrow money on the credit of the Corporation;

               (ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

               (iii) give a guarantee  on  behalf of the  Corporation  to secure performance of an obligation of any person;

               (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

               (v) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation; and

          (d) The Corporation is permitted to set out its name in any language and the Corporation may be legally designated by that name.

                                                                              6.

10. The names and addresses of the incorporators are Nom et adresse des fondateurs
     First name, initials and last name or corporate name
     Prenom, initiale et nom de famille ou denomination sociale

Wesley Brown

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Domicile elu, adresse du siege social ou adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

23 Bernick Cres., Stouffville, Ontario, Canada L4A 6C6

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

Signatures of incorporators/Signatures des fondateurs


/s/ Wesley Brown
----------------------------------------
Wesley Brown

                                                                              1.

   For Ministry Use Only                          Ontario Corporation Number
A l'usage exclusif du ministere                Numero de la compagnie en Ontario

[LOGO] Ontario                                             1375400
Ministry of                     Ministere de
Consumer and                    la Consommation
Commercial Relations            et du Commerce
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le

                 FEBRUARY 02 FEVRIER, 2000
               ............................

                      /s/ [ILLEGIBLE]
                   Director / Directeur
Business Corporations Act / Loi sur les societes par actions

Form 3
Business
Corporations
Act

Formule 3
Loi sur les
societe par
actions

                             ARTICLES OF AMENDMENT

                              STATUTS MODIFICATION

1.   The name of the corporation is:    Denomination sociale de la societe:

     1 3 7 5 4 0 0   O N T A R I O   L I M I T E D

2.   The name of the corporation is     Nouvelle denomination sociale de la
     changed to (if applicable):        societe (s'il y a lieu):

     T H E   B U C K - A - D A Y   C O M P A N Y   I N C .

3. Date of incorporation/amalgamation:  Date de la constitution ou de la fusion:

                              1999, September, 15th
                               (Year, Month, Day)
                               (annee, mois, jour)

4.   The articles of the corporation    Les statuts de la societe sont modifies
     are amended as follows:            de la facon suivante.

     Change the name of the Corporation from 1375400 Ontario Limited to "The Buck-A-Day Company Inc."

                                                                              2.

5.   The amendment has been duly          La modification a ete dument autorisee
     authorized as required by Sections   conformement aux article 168 et 170
     168 & 170 (as applicable) of the     (selon le cas) de la Loi sur les
     Business Corporations Act.           societes par actions.



6.   The resolution authorizing the       Les actionnaires ou les
     amendment was approved by the        administrateurs (selon le cas) de la
     shareholders/directors (as           societe ont approuve la resolution
     applicable) of the corporation on    autorisant la modification le

                               2000, January, 25th
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.   Les presents statuts sont signes en
                                          double exemplaire.



                                        1375400 ONTARIO LIMITED
                                        ----------------------------------------
                                                 (Name of Corporation)
                                          (Denomination sociale de la societe)

                                By:/Par:  /s/ Edward P. LaBuick
                                        ----------------------------------------
                                          (Signature)    (Description of Office)
                                          (Signature)          (Fonction)
                                        EDWARD P. LABUICK, President

                                                   Ontario Corporation Number
                                                 Numero de la societe en Ontario
                                                           1375400

For Ministry Use Only
[ILLEGIBLE]
[LOGO]   Ministry of                     Ministore des Services
         Consumer and                    aux consommateure
         Ontario Business Services       et aux entreprises

CERTIFICATE                              CERTIFICAT
This is to certify that these articles   Ceci certifie que les presents status
are effective on                         entrent en vigueur le

                           FEBRUARY 01 FEVERIER, 2002
                     --------------------------------------
                                 /s/ [ILLEGIBLE]
            Business Corporation Act/Loi sur les societes par actions


                             ARTICLES OF AMENDMENT
                             STATUS DE MODIFICATION

Form 3 Business Corporations Act

Formule 1 Lot sur les societes par actions

1. The name of the Corporation is:           Denomination sociale de la societe:

   THE BUCK A DAY COMPANY INC.


2. The name of the corporation is            Nouvelle denomination sociale de la
   changed to (if applicable):               societe (s'll y a lieu):


3. Date of incorporation/                    Date de la constitution ou de la
   amalgamation                              fusion:

                              1999, September, 15
                               (Year, Month, Day)
                              (annee, mois, jour)


4. Articles of the corporation are           Les status de la societe sort
   amended as follows:                       modifies de la facon suivante.


1. The Articles of the Corporation are hereby amended to vary the provisions of the Articles of Incorporation by deleting the following clauses:

a.    Clause number 8:

      No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

b.    Clause number 9:

      (a) The number of Shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be Shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are joint registered owners of one (1) or more shares being counted as one (1) shareholder.

      (b) Any invitation to the public to subscribe for the securities of the Corporation is prohibited.

                                      ****

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

      La modification a ete dument autorise conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

6.    The   resolution   authorizing   the   amendment   was   approved  by  the
      shareholders/directors (as applicable) of the coporation on

      Les actionnaires ou les administrateurs (selon de cas) de la societe ont approuve la resolution autorisant la modification le

                               2001, December, 31
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate       Les presents status sont  signes en
                                             double exempliere.


                                                The Buck A Day Company Inc.
                                           -------------------------------------
                                                   (Name of Corporation)
                                            (Denomination sociale de la societe)

                                  By:/Par:       /s/ Edward P. LaBuick
                                           -------------------------------------
                                           (signature)  Edward P. LaBuick
                                           (signature)

                                                       President
                                           -------------------------------------
                                                (Description of Office)
                                                       (Fonction)